Exhibit 10.1

REPAYMENT AGREEMENT

This Repayment Agreement (this “Agreement”) is made and entered into as of December [•], 2020, by and between RealPage, Inc. (the “Company”) and [•] (the “Executive”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger (“Merger Agreement”), by and among Mirasol Parent, LLC, Mirasol Merger Sub, Inc. and the Company, dated as of December 20, 2020; and

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to cause the portion or portions of the Company Restricted Stock Awards set forth on Exhibit A (the “Accelerated Awards”) to vest on or prior to December 31, 2020; and

WHEREAS, capitalized terms that are used in this Repayment Agreement that are not otherwise defined will have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

1.    Accelerated Vesting.

(a)    Vesting. Effective as of December [•], 2020 (the “Accelerated Vesting Date”), the Accelerated Awards will vest.

(b)    Forfeiture; Repayment Obligation. If the Executive’s employment (and all other service relationships) with the Company is terminated by the Company for Cause or by the Executive without Good Reason prior to the consummation of the Merger and any portion of the Accelerated Awards would not have otherwise vested on or prior to such employment termination date in accordance with their terms (with all relevant performance criteria treated as satisfied in full), then the Executive shall be obligated, at the election of the Executive, either (1) to repay to the Company the net, after-tax, amount of the income recognized by the Executive (assuming the highest marginal federal, state and local tax rates applicable to the Executive) as a result of the settlement of such portion of the Accelerated Awards, and/or (2) to return to the Company shares of Company Common Stock representing the net shares received by the Executive in respect of the settlement of such portion of the Accelerated Awards within 20 Business Days following such termination of the Executive’s employment. For the avoidance of doubt, no repayment shall occur in the event of the Executive’s termination of employment by the Company without Cause, by Executive with Good Reason or as a result of Executive’s death or Disability.

2.    Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of Texas, without regard to its conflict of law rules.

3.    Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Executive and the Company with regard to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between the parties regarding the accelerated vesting of the Accelerated Awards. This Agreement may be amended or modified only with the written consent of the Executive and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

4.    Notices.    All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082

Attention: David Monk, Executive Vice President, Chief Legal Officer and Secretary

Email: david.monk@realpage.com

If to the Executive, to the address then on file with the Company for the Executive.

5.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the date first above written.

RealPage, Inc.

By:
Name:
Title:

EXECUTIVE

By:
Name: